SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

UNDER

THE SECURITIES ACT OF 1933

Wachovia Corporation

(Exact name of registrant as specified in its charter)

North Carolina	56-0898180
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Wachovia Center Charlotte, North Carolina	28288-0013
(Address of principal executive offices)	(Zip Code)

Wachovia Capital Trust X

(Exact name of registrant as specified in its charter)

Delaware	20-8260282
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

c/o Wachovia Corporation One Wachovia Center Charlotte, North Carolina	28288-0013
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-140491 and 333-140491-06

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
7.85% Trust Preferred Securities of Wachovia Capital Trust X	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Wachovia Capital Trust X (the “Trust”) hereby incorporates by reference the description of its 7.85% Trust Preferred Securities (the “Trust Preferred Securities”) to be registered hereunder contained under “Description of the Trust Preferred Securities” in the final prospectus supplement, dated November 14, 2007, filed with the Securities and Exchange Commission on November 15, 2007 in connection with the automatic shelf registration statement on Form S-3 (File Nos. 333-140491 and 333-140491-06) (the “Registration Statement”) filed on February 7, 2007. The Trust Preferred Securities are fully and unconditionally guaranteed by Wachovia Corporation, as described in the final prospectus supplement.

Item 2.	Exhibits.

4.1	Form of Certificate of Trust of Wachovia Capital Trust X (incorporated by reference to Exhibit 4.2 of the Registration Statement)

4.2	Form of Trust Agreement of Wachovia Capital Trust X (incorporated by reference to Exhibit 4.3 of the Registration Statement)

4.3	Form of Amended and Restated Trust Agreement of Wachovia Capital Trust X (incorporated by reference to Exhibit 4.4 of the Registration Statement)

4.4	Form of Base Indenture between Wachovia and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Wachovia’s Form S-3ASR (Reg. No. 333-131237), filed on January 24, 2006)

4.5	Form of Fourth Supplemental Indenture between Wachovia and U.S. Bank National Association, as Trustee

4.6	Form of Trust Preferred Securities Certificate (included in Exhibit 4.4 of the Registration Statement, which is incorporated herein by reference)

4.7	Form of Guarantee Agreement by and between Wachovia Corporation, as Guarantor and U.S. Bank National Association, as Guarantee Trustee (incorporated by reference to Exhibit 4.5 of the Registration Statement)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WACHOVIA CORPORATION

By:	/s/ Ross E. Jeffries, Jr.
Name: Ross E. Jeffries, Jr.
Title: Senior Vice President

WACHOVIA CAPITAL TRUST X

By:	/s/ Ross E. Jeffries, Jr.
Name: Ross E. Jeffries, Jr.
Title: Administrative Trustee

Dated: November 21, 2007